                                                               (EXHIBIT (99.1)


                                  ANNUAL REPORT
                                  -------------







                        Pursuant to Section 15(d) of the
                             Securities Act of 1934








                            For the Fiscal Year Ended
                                December 31, 1993



                                  -------------





                      RAYTHEON SAVINGS AND INVESTMENT PLAN
                      ------------------------------------

                        REPORT OF INDEPENDENT ACCOUNTANTS



   To the Board of Directors
   Raytheon Company:

         We have audited the accompanying statements of net assets available for plan benefits of the Raytheon Savings and Investment Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Raytheon Savings and Investment Plan as of December 31, 1993 and 1992, and the changes in net assets available for plan benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.




                                             /s/   Coopers & Lybrand
   Boston, Massachusetts                           COOPERS & LYBRAND
   June 17, 1994

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

              STATEMENTS OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        as of December 31, 1993 and 1992
                                     -------


                                               1993               1992
                                               ----               ----
   Assets:
     Investments, at fair value
         (Notes B, E, F and I)           $1,355,652,554     $1,067,255,094

     Receivables:
         Accrued investment income                5,965            537,761
         Employee deferrals                     794,299            541,839
         Employer contributions                 151,478            104,305

     Loans receivable from
         participants                        91,079,703         75,023,581

     Cash and cash equivalents                2,384,940          2,107,079
                                         --------------     --------------
               Total assets               1,450,068,939      1,145,569,659
                                         --------------     --------------
   Liabilities:
     Payable for outstanding
         purchases                             -                   282,250
     Administrative expense                     126,126            486,856
     Forfeitures                                414,263            252,239
                                         --------------     --------------
               Total liabilities                540,389          1,021,345
                                         --------------     --------------
   Net assets available for plan
         benefits                        $1,449,528,550     $1,144,548,314
                                         ==============     ==============


   The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

         STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

              for the years ended December 31, 1993, 1992 and 1991
                                     -------

                                       1993          1992           1991
                                       ----          ----           ----
   Additions to net assets
         attributable to:
     Investment income
         (Notes B, E, and I):
      Change in appreciation
           (depreciation) of
           investments        $   72,981,693   $   33,271,023   $   43,298,868
      Interest                    53,392,853       55,619,997       53,289,267
      Dividends                   11,541,168        8,162,794        8,439,942
      Capital gains
         distributions             3,654,767             -                -
                              --------------   --------------   --------------
                                 141,570,481       97,053,814      105,028,077
                              --------------   --------------   --------------
     Contributions and
         deferrals:
       Employee deferrals        126,712,499      116,731,953      111,625,483
       Employer contributions     42,388,170       38,245,218       38,624,860
       Transfers in (Note G)      79,062,947             -                -
       Other additions, net
         (Note H)                    273,041             -              19,304
                              --------------   --------------   --------------
                                 248,436,657      154,977,171      150,269,647
                              --------------   --------------   --------------
         Total additions         390,007,138      252,030,985      255,297,724
                              --------------   --------------   --------------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
           by participants        80,645,596      121,034,476       53,875,188
     Administrative expenses       1,037,630          980,971          912,958
     Transfers out (Note G)        3,343,676             -                -
     Other deductions, net
         (Note H)                       -             120,160          122,966
                              --------------  --------------   --------------
         Total deductions         85,026,902      122,135,607       54,911,112
                              --------------   --------------   --------------
   Increase in net assets        304,980,236      129,895,378      200,386,612

   Net assets, beginning
      of year                  1,144,548,314    1,014,652,936      814,266,324
                              --------------   --------------   --------------
   Net assets, end of year    $1,449,528,550   $1,144,548,314   $1,014,652,936

                              ==============   ==============   ==============

   The accompanying notes are an integral part of the financial statements.

                      RAYTHEON SAVINGS AND INVESTMENT PLAN

                          NOTES TO FINANCIAL STATEMENTS

                                     -------

   A.    Description of Plan:

         General

         Raytheon Savings and Investment Plan (the "Plan") is a defined contribution plan covering certain employees of Raytheon Company (the "Company"). To participate in the Plan, eligible employees must have three months of service and may enter the Plan only on the first day of each month. The purpose of the Plan is to provide participants with a tax-effective means of meeting both short and long-term investments objectives. The Plan is intended to be a "qualified cash or deferred arrangement" under Section 401(a) and 401(k) of the Internal Revenue Code (the "Code"). The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The total number of participants in the Plan as of December 31, 1993 and 1992 were 55,056 and 34,678, respectively. Participants by fund were as follows as of December 31, 1993:

               Guaranteed Income Fund              33,655
               Equity Fund                         19,769
               Raytheon Common Stock Fund          53,582
               Stock Index Fund                    11,322
               Balanced Fund                       6,070

         Effective July 31, 1992, the Plan's investments were combined with the investments of other similar defined contribution plans of Raytheon Company and Subsidiaries Consolidated into the Raytheon Company Master Trust for Defined Contribution Plans ("Master Trust"). The trustee of the Master Trust maintains a separate account reflecting the equitable share in the Trust of each plan.

         Contributions and Deferrals

         Eligible employees are allowed to defer to the Plan up to 15% of their salaries.  The Company contributes amounts equal to 50% of each participant's deferral, up to a maximum of 3% of the participant's salary.  As of December 31, 1993, the combined annual employee deferral and employer contribution for a participant cannot exceed
         $13,491.  Effective April 1, 1991, rollover contributions from other qualified plans were accepted by the Plan.  Participants may invest their deferrals in increments of 10% in any combination of five funds:  (a) a Guaranteed Income Fund under which assets are invested primarily in contracts providing for fixed rates of interest for specified periods of time, (b) an Equity Fund which invests in shares of a mutual fund which consists primarily of income-producing equity securities, (c) a Raytheon Common Stock Fund which invests in shares
         of Raytheon Company Common Stock, (d) a Stock Index Fund which invests in a commingled pool consisting primarily of equity securities and is designed to track the S&P 500 Index, and (e) a
         Balanced Fund which invests in shares of a mutual fund which consists primarily of equity securities, bonds and money market instruments.
         Dividends and distributions from investments of the Raytheon Common
         Stock Fund, the Equity Fund and the Balanced Fund are reinvested in their respective funds; stock dividends, stock splits and similar changes are also reflected in the funds.

         Participant Accounts

         Each participant's account is credited with the participant's deferral, the Company's contribution and an allocation of Plan earnings. Plan earnings are allocated based on account balances by fund.

         Vesting

         Participants are immediately vested in their voluntary deferrals plus actual earnings thereon. Vesting requirements for employer contributions plus earnings thereon may vary depending upon when an employee became eligible to participate in the Plan. Vesting occurs upon completion of a certain period of service or upon retirement, death, disability, or attainment of retirement age. Forfeitures of the nonvested portions of terminated participants' accounts are used to reduce required contributions of the Company.

         Benefits and Withdrawals

         A participant may withdraw all or a portion of deferrals, employer contributions and related earnings made upon attainment of age 59 1/2. For reasons of financial hardship, as defined in the Plan document, a participant may withdraw all or a portion of deferrals. On termination of employment, a participant will receive a lump-sum distribution unless the vested account is valued in excess of $3,500 and the participant elects to defer distribution. A retiree or a beneficiary of a deceased participant may defer the distribution to January of the following year.

         Loans to Participants

         A participant may borrow against a portion of the balance in the participant's account, subject to certain restrictions. The maximum amount of a loan is the lesser of one-half (1/2) of the participant's account balance or $50,000. The minimum loan which may be granted is $500. The interest rate applied is equal to the prime rate published in the WALL STREET JOURNAL on the first business day in June and December of each year. Loans must be repaid over a period of up to five years by means of payroll deductions. In certain cases, the repayment period may be extended up to 15 years. Interest paid to the Plan on loans to participants is credited to the borrower's account in the investment fund to which repayments are made.

         Administrative Expenses

         Substantially all expenses of administering the Plan are paid by the Plan.

   B.    Summary of Significant Accounting Policies:

         The Plan's guaranteed income contracts are valued at cost, defined as net contributions and deferrals plus interest earned at contracted rates, which approximates fair value. Investments in mutual funds and the commingled pool are valued at the closing net asset value reported on the last business day of the year. Investments in securities (common stock) traded on a national securities exchange are valued at the last reported sales price on the last business day of the year. Cash equivalents are short-term money market instruments and are valued at cost which approximates fair value.

         Security transactions are recorded on trade date. Except for its guaranteed income contracts (Note E), the Plan's investments are held by bank-administered trust funds. Payables for outstanding security transactions represent trades which have occurred but have not yet settled.

         The Plan presents in the statement of changes in net assets the net appreciation (depreciation) in the fair value of its investments which consists of the realized gains or losses and the unrealized appreciation (depreciation) on those investments.

         Dividend income is recorded on the ex-dividend date. Income from other investments is recorded as earned on an accrual basis.

   C.    Federal Income Tax Status:

         The Plan is a "qualified cash or deferred arrangement" within the meaning of Section 401(k) of the Code. The Company has received a favorable determination letter from the Internal Revenue Service which states that the Plan is qualified under Sections 401(a) and 401(k) of the Code. The Plan obtained its latest determination letter in 1987, in which the Internal Revenue Service stated that the Plan, as then designated, was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the plan administrator and the Plan's tax counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

   D.    Plan Termination:

         Although it has not expressed any intention to do so, the Company reserves the right under the Plan at any time or times to discontinue its contributions and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become 100% vested in their account balances including Company contributions.

   E.    Guaranteed Income Contracts (GICs):

         The Plan holds three collateralized fixed income investment portfolios (with no expiration date), two of which are managed by insurance companies and one of which is managed by an investment management firm. The credited interest rates are adjusted semiannually to reflect the experienced and anticipated yields to be earned on such investments, based on their book value. The annual rates were 5.80%, 6.34% and 6.28% and the effective annual rates were 5.97%, 6.55% and 6.48%, respectively, at December 31, 1993. The values of the portfolios managed by Metropolitan Life Insurance Company, The Prudential Asset Management Company and Banker's Trust were $280,680,253, $193,735,287 and $324,709,479, respectively, at
         December 31, 1993. The values of GICs held with Metropolitan Life Insurance Company, The Prudential Asset Management Company and Loomis, Sayles & Company were $372,579,674, $173,500,976 and
         $204,666,749, respectively, at December 31, 1992.

   F.    Related Party Transactions:

         In accordance with the provisions of the Plan, State Street Bank and Trust Company (the "Trustee") acted as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock until July 31, 1992. Effective July 31, 1992, Fidelity Management Trust Company (the "Trustee") acts as the Plan's agent for purchases and sales of shares of Raytheon Company Common Stock. For the years ended December 31, 1993, 1992 and 1991, purchases of Raytheon Company Common Stock amounted to $14,610,207, $17,270,729 and $10,868,673, respectively. Sales of Raytheon Company Common Stock amounted to $2,942,959, $3,403,169 and $9,072,905 in 1993, 1992 and 1991,
         respectively.

   G.    Plan Transfers:

         Effective January 1, 1993 and May 12, 1993 all plan assets and the accounts of all participants of United Engineers & Constructors Savings and Investment Plan and The Badger Company, Inc. Savings and Investment Plan, respectively, were transferred into the Plan.

         Effective October 1, 1993 and November 1, 1993 the accounts of all employees of Raytheon Support Services Company and Range Systems Engineers Support Company, respectively, who participated in the Plan were transferred out of the Plan and into the Raytheon Employee Savings and Investment Plan.

         Effective May 1, 1993 and July 1, 1993, the accounts of all employees of Raytheon Services Nevada and Harbert Yeargin, Inc., respectively, who participated in the Plan were transferred out of the Plan and into the Raytheon Subsidiary Savings and Investment Plan.

   H.    Other Additions and Deductions:

         Other additions and deductions represent transfers of participant accounts between the Raytheon Savings and Investment Plan and the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees for those participants who changed plans during the year.

   I.    Fund Data:
         The following is a summary of net assets available for plan benefits by fund as of December 31:
                                                                               1993
                                      ------------------------------------------------------------------------------------------
                                   Guaranteed                   Raytheon       Stock
                                        Income       Equity         Common        Index     Balanced     Loan
                                         Fund         Fund        Stock Fund      Fund        Fund       Fund         Total
                                      ----------     ------       ----------      -----     --------     ----         -----
   Assets:
     Investments, at fair value:
       Guaranteed Income Contracts  $799,125,019                                                                 $  799,125,019
       Fidelity Equity Income Fund
             (7,749,072 shares)             -    $262,228,602                                                       262,228,602
       Raytheon Company Common Stock
             (1,883,293 shares)             -            -    $124,297,309                                          124,297,309
       BT Pyramid Equity Index Fund
             (95,522 shares)                -            -            -     $94,437,522                              94,437,522
       Fidelity Balanced Fund
             (5,643,323 shares)             -            -            -            -     $75,564,102                 75,564,102
                                    ------------ ------------ ------------  -----------  -----------             --------------
         Total investments           799,125,019  262,228,602  124,297,309   94,437,522   75,564,102              1,355,652,554

   Receivables:
     Accrued investment income              -            -           3,080        2,885         -                         5,965
     Employee deferrals                  258,446      112,954      145,548      228,663       48,688                    794,299
     Employer contributions               68,007       34,477       20,046       18,072       10,876                    151,478

   Loans receivable from participants       -            -            -            -            -    $91,079,703     91,079,703
   Cash and cash equivalents                -            -       1,507,218      877,722         -           -         2,384,940
                                    ------------ ------------ ------------  -----------  ----------- ----------- --------------
        Total assets                 799,451,472  262,376,033  125,973,201   95,564,864   75,623,666  91,079,703  1,450,068,939

   Liabilities:
     Administrative expenses              75,087       23,208       11,773        9,516        6,542         -          126,126
     Forfeitures                         163,269      108,361       90,392       50,047        2,194         -          414,263
                                    ------------ ------------ ------------ ------------  ----------- ----------- --------------
         Total liabilities               238,356      131,569      102,165       59,563        8,736         -          540,389
                                    ------------ ------------ ------------ ------------  ----------- ----------- --------------
   Net assets available for
       plan benefits                $799,213,116 $262,244,464 $125,871,036  $95,505,301  $75,614,930 $91,079,703 $1,449,528,550
                                    ============ ============ ============  ===========  =========== =========== ==============


         The following is a summary of net assets available for plan benefits by fund as of December 31:

                                                                           1992
                                    ------------------------------------------------------------------------------------
                                    Guaranteed                       Raytheon       Stock
                                      Income         Equity           Common        Index           Loan
                                       Fund           Fund           Stock Fund     Fund            Fund            Total
                                    ----------      ------          ----------     -----           ----            -----
   Assets:
     Investments, at fair value:
     Guaranteed Income Contracts    $750,747,399                                                                   $  750,747,399
     Fidelity Equity Income Fund
        (5,729,970 shares)                  -        $166,226,434                                                     166,226,434
     Raytheon Company Common Stock
        (1,528,736 shares)                  -                -       $78,347,720                                       78,347,720
     BT Pyramid Equity Index Fund
       (80,170 shares)                      -                -              -       $71,933,541                        71,933,541
                                    ------------     ------------    -----------    -----------                     -------------
         Total investments           750,747,399      166,226,434     78,347,720     71,933,541                    $1,067,255,094

   Receivables:
     Accrued investment income              -                -           534,850          2,911                           537,761
     Employee deferrals                  236,789           32,346         73,485        199,219                           541,839
     Employer contributions               80,817           10,624          6,388          6,476                           104,305

   Loans receivable from
         participants                       -                 -             -               -      $75,023,581         75,023,581
   Cash and cash equivalents                -                 -        1,080,233      1,026,846           -             2,107,079
                                    ------------     ------------    -----------    -----------    -----------     --------------
         Total assets                751,065,005      166,269,404     80,042,676     73,168,993    75,023,581      1,145,569,659
                                    ------------     ------------    -----------    -----------    -----------     --------------
   Liabilities:
     Payable for outstanding
         purchases                          -                -           282,250           -              -               282,250
     Administrative expense              353,920           80,716         16,933         35,287           -               486,856
     Forfeitures                         123,594           55,987         57,297         15,361           -               252,239
                                    ------------     ------------    -----------    -----------    -----------     --------------
         Total liabilities               477,514          136,703        356,480         50,648           -             1,021,345
                                    ------------     ------------    -----------    -----------    -----------     --------------
   Net assets available for

         PAGE 14
        plan benefits               $750,587,491     $166,132,701    $79,686,196    $73,

         The following is a summary of changes in net assets available for plan benefits by fund for the year ended December 31:
                                                                                   1993
                                  ----------------------------------------------------------------------------------------------
                                  Guaranteed                    Raytheon       Stock
                                    Income        Equity         Common        Index      Balanced        Loan
                                     Fund          Fund        Stock Fund      Fund         Fund          Fund         Total
                                  ----------      ------       ----------      -----      --------       ----          -----
           ----------      ------       ----------      -----      --------       ----          -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
        (depreciation) of
        investments                             $ 34,110,541  $ 28,867,950  $ 8,884,701  $ 1,118,501             $     72,981,693
       Interest                   $ 53,328,242          -           37,098       27,513         -                      53,392,853
       Dividends                          -        8,245,882     1,248,893         -       2,046,393                   11,541,168
       Capital gains
         distributions                    -          908,109          -            -        2,746,658                   3,654,767
                                  ------------  ------------  ------------  -----------  -----------               --------------
                                    53,328,242    43,264,532    30,153,941    8,912,214    5,911,552                  141,570,481
                                  ------------  ------------  ------------  -----------  -----------               --------------
   Contributions and deferrals:
     Employee deferrals             68,011,711    25,062,055     8,807,394   16,159,598    8,671,741                  126,712,499
     Employer contributions         22,928,611     8,269,003     3,761,864    5,089,994    2,338,698                   42,388,170
     Transfers in                   39,016,352    20,022,584     9,551,415    7,628,846      397,849   $2,445,901      79,062,947
     Other additions, net                3,845       102,264        51,326       33,138       82,468        -             273,041
                                  ------------  ------------  ------------  -----------  -----------   ----------  --------------
                                   129,960,519    53,455,906    22,171,999   28,911,576   11,490,756    2,445,901     248,436,657
                                  ------------  ------------  ------------  -----------  -----------   ----------  --------------
         Total additions           183,288,761    96,720,438    52,325,940   37,823,790   17,402,308    2,445,901     390,007,138
                                  ------------  ------------  ------------  -----------  -----------  -----------  --------------
   Deductions from net assets
        attributable to:
     Benefits to and withdrawals
              by participants       59,055,966    10,567,368     6,190,448    3,432,813    1,399,001         -         80,645,596
     Administrative expenses           729,306       138,501        70,757       65,957       33,109         -          1,037,630
     Transfers out                   1,448,750       637,430       267,276      237,112      324,434      428,674       3,343,676
                                  ------------  ------------  ------------  -----------  -----------  -----------  --------------
        Total deductions            61,234,022    11,343,299     6,528,481    3,735,882    1,756,544      428,674      85,026,902
                                  ------------  ------------  ------------  -----------  -----------  -----------  --------------
   Interfund transfers             (64,703,314)   13,546,383     2,552,629 (11,277,120)  59,881,422         -              -


                                  ------------  ------------  ------------  -----------  -----------   ----------  --------------
   Increase in net assets           48,625,625    96,111,763    46,184,840   22,386,956   75,614,930   16,056,122     304,980,236
   Net assets, beginning of year   750,587,491   166,132,701    79,686,196   73,118,345         -      75,023,581   1,144,548,314
                                  ------------  ------------  ------------  -----------  -----------  -----------  --------------
   Net assets, end of year        $799,213,116  $262,244,464  $125,871,036  $95,505,301  $75,614,930  $91,079,703  $1,449,528,550
                                  ============  ============  ============  ===========  ===========  ===========  ==============

              ============  ============  ============  ===========  ===========  ===========  ==============

   I.    Fund Data, continued:

         The following is a summary of changes in net assets by fund for the year ended December 31:

                                                                           1992
                                 -------------------------------------------------------------------------------
                                 Guaranteed                            Raytheon           Stock
                                   Income                Equity         Common            Index            Loan
                                    Fund                  Fund        Stock Fund          Fund             Fund          Total
                                 ----------             ------        ----------          -----            ----          -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
         (depreciation) of
         investments                               $ 15,387,501      $12,362,982       $ 5,520,540                 $   33,271,023
       Interest                  $ 55,558,572            17,900           25,561            17,964                     55,619,997
       Dividends                         -            6,108,280        2,054,514              -                         8,162,794
                                 ------------      ------------      -----------       -----------                 --------------
                                   55,558,572        21,513,681       14,443,057         5,538,504                     97,053,814
                                 ------------      ------------      -----------       -----------                 --------------
     Contributions and deferrals:
       Employee deferrals          75,238,427        18,272,556        8,514,609        14,706,361                    116,731,953
       Employer contributions      24,980,244         5,995,351        2,852,232         4,417,391                     38,245,218
       Other additions, net              -                 -                -                 -                              -
                                 ------------      ------------      -----------       -----------                 --------------
                                  100,218,671        24,267,907       11,366,841        19,123,752                    154,977,171
                                 ------------      ------------      -----------       -----------                 --------------
               Total additions    155,777,243        45,781,588       25,809,898        24,662,256                    252,030,985
                                 ------------      ------------      -----------       -----------                 --------------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals


        PAGE 17

              by participants     94,918,938        14,630,979        6,736,592

     Administrative expenses          698,684           153,496           71,883            56,908                        980,971
                                 ------------      ------------      -----------       -----------                 --------------
               Total deductions    95,682,455        14,814,540        6,808,475         4,830,137                    122,135,607
                                 ------------      ------------      -----------       -----------                 --------------
   Interfund transfers              3,078,660        (9,341,466)      (8,339,623)       14,602,429                       -
   Loans to participants          (32,788,479)       (7,472,966)      (4,154,589)       (3,183,555) $47,599,589          -
   Repayment of loan principal     19,985,247         4,297,886        2,029,411         3,266,961  (29,579,505)         -
  (29,579,505)         -
                                 ------------      ------------      -----------       -----------  -----------    --------------
   Increase in net assets          50,370,216        18,450,502        8,536,622        34,517,954   18,020,084       129,895,378
   Net assets, beginning of year  700,217,275       147,682,199       71,149,574        38,600,391   57,003,497     1,014,652,936
                                 ------------      ------------      -----------       -----------  -----------    --------------
   Net assets, end of year       $750,587,491      $166,132,701      $79,686,196       $73,118,345  $75,023,581    $1,144,548,314
                                 ============      ============      ===========
       ===========  ===========    ==============



         The following is a summary of changes in net assets by fund for the year ended December 31:
                                                   1991
                                 -------------------------------------------------------------------------------
                                 Guaranteed                          Raytheon          Stock
                                   Income          Equity             Common           Index             Loan
                                    Fund            Fund             Stock Fund        Fund              Fund         Total
                                 ----------        ------            ----------        -----             ----         -----
        ----         -----
   Additions to net assets
         attributable to:
     Investment income:
       Change in appreciation
               (depreciation) of
               investments                         $ 26,817,219      $10,850,023       $ 5,631,626                 $   43,298,868
       Interest                  $ 53,216,242            28,230           39,154             5,641                     53,289,267
       Dividends                         -            6,415,932        2,024,010              -                         8,439,942
                                 ------------      ------------      -----------       -----------                 --------------
                                   53,216,242        33,261,381       12,913,187         5,637,267                    105,028,077
                                 ------------      ------------      -----------       -----------                 --------------
     Contributions and deferrals:
       Employee deferrals          79,648,409        16,695,458        9,374,520         5,907,096                    111,625,483
       Employer contributions      27,584,444         5,934,958        3,275,610         1,829,848                     38,624,860
       Other additions, net              -                2,099           17,205              -                            19,304
                                 ------------      ------------      -----------       -----------                 --------------
                                  107,232,853        22,632,515       12,667,335         7,736,944                    150,269,647
                                 ------------      ------------      -----------       -----------                 --------------
               Total additions    160,449,095        55,893,896       25,580,522       13,374,211                     255,297,724
                                 ------------      ------------      -----------       -----------                 --------------
   Deductions from net assets
         attributable to:
     Benefits to and withdrawals
         by participants           42,470,409         6,857,899        4,227,193           319,687                     53,875,188
     Other deductions, net            110,440              -                -               12,526                        122,966
     Administrative expenses          663,438           140,077           93,568            15,875                        912,958
                                 ------------      ------------      -----------       -----------                 --------------
               Total deductions    43,244,287         6,997,976        4,320,761           348,088                     54,911,112
                                 ------------      ------------      -----------       -----------                 --------------
   Interfund transfers             21,916,455       (33,688,239)     (14,047,935)       25,819,719                           -
   Loans to participants          (24,956,047)       (4,652,283)      (3,138,673)         (943,401)  $33,690,404             -
   Repayment of loan principal     15,661,376         2,819,117        1,524,513           697,950   (20,702,956)            -
                                 ------------      ------------      -----------       -----------   -----------   --------------


                                 ------------      ------------      -----------       -----------   -----------   --------------
   Net assets, end of year       $700,217,275      $147,682,199      $71,149,574       $38,600,391   $57,003,497   $1,014,652,936
                                 ============      ============      ===========       ===========   ===========   ==============
   /TABLE

   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Raytheon Savings and Investment Plan has duly caused this annual report to be signed by the undersigned thereunto duly authorized.


   RAYTHEON SAVINGS AND INVESTMENT PLAN



   BY    /s/ Frank D. Umanzio

         Frank D. Umanzio
         Vice President - Human Resources


   DATE  June 30, 1994